UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2013

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

            [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2013, O’Reilly Automotive, Inc. (the “Company”) entered into Board-approved indemnification agreements (“Indemnification Agreements”) with its directors and named executive officers, as well as certain other senior executive officers.  The Board approved the Indemnification Agreements in accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

The Indemnification Agreements provide, among other things, that the Company will indemnify the director or executive officer to the fullest extent permitted by applicable law, including for attorneys’ fees, judgments, fines, settlement amounts and other expenses and liabilities incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of the Company, arising out of the good faith services as a director or executive officer of the Company.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of indemnification agreements attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of O’Reilly Automotive, Inc. Director Indemnification Agreement
10.2	Form of O’Reilly Automotive, Inc. Executive Officer Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2013	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Executive Vice President of Finance and Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of O’Reilly Automotive, Inc. Director Indemnification Agreement
10.2	Form of O’Reilly Automotive, Inc. Executive Officer Indemnification Agreement